UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2025
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

Update on Transactional Activity

Strategic Asset Recycling Plan and Unsecured Debt Reduction Update

During the quarter ended June 30, 2025, in addition to certain other sales and recapitalizations that were completed during the quarter, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the "Company") completed the: (i) sale of two office buildings in Dublin, Ireland (which the Company had a weighted average ownership interest of 81%), (ii) sale of a wholly-owned office building located in Italy, and (iii) sale of a wholly-owned multifamily property built in 1988 and located in Richmond, CA (of which the Company maintained a 10% ownership interest in and will manage and earn customary fees (including carried interests) going forward). Including the previously announced completion of a recapitalization transaction with respect to a hotel property that the Company owns through a joint venture and other asset sales and recapitalization transactions completed by the Company during the quarter ended June 30, 2025, the Company received a total of approximately $250 million of cash (compared to the previously announced target of $200 million for the quarter under its strategic asset recycling plan) and generated a gain of approximately $45 million to $50 million from such completed sales and recapitalizations (which does not include the impact of non-cash fair value or other adjustments that may be recorded by the Company for the quarter unrelated to these transactions). As previously announced, proceeds received by the Company under its strategic asset recycling plan will primarily be used to reduce the Company’s unsecured debt. During the quarter ended June 30, 2025, the Company reduced the amount outstanding under the Company’s corporate line of credit by approximately $170 million.

Investment Activity Update

During the quarter ended June 30, 2025, the Company's investment management platform acquired a total of four multifamily properties located in the Mountain West and Pacific Northwest for a total purchase price of approximately $387 million in separate transactions. The Company invested a total of approximately $17 million and its weighted average ownership in these investments is 12%. In addition, the Company’s UK single family rental housing joint venture acquired two development sites with a total of 192 planned single family rental housing units for a total purchase price of approximately $102 million. The Company owns a 10% ownership interest in this joint venture. The Company earns customary asset management fees and carried interests in its role as asset manager under these investment vehicles.

In addition, during the quarter ended June 30, 2025, the Company originated 13 separate real estate construction loans totaling $1.2 billion of loan commitments (the Company’s share of which is 2.5%). The Company earns customary management fees in its role as asset manager under its debt investment platform.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this Current Report including, but not limited to, statements regarding our future results of operations and financial position, including the achievement and timing of our financial outlook and free cash flow goals, our investment, disposition and recapitalization plans (including syndication plans) and anticipated returns on those investments, our business strategy, plans and objectives of management for future operations, and the impact of macroeconomic factors, including economic uncertainty, fluctuations in inflation and interest rates, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “aims,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: July 2, 2025